Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Paratek Pharmaceuticals, Inc. 2017 Inducement Plan of our report dated March 1, 2017, with respect to the consolidated financial statements of Paratek Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Paratek Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

June 20, 2017